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                      FIRST AMENDMENT TO CREDIT AGREEMENT


       WILD OATS MARKETS, INC., a Delaware corporation, (the "Company") and BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION, a national banking association, (the "Bank") agree as follows:

       1. CONTEXT. This agreement is made in the context of the following agreed state of facts:

       a. The Company and the Bank are parties to a Credit Agreement dated March 15, 1995 (the "Agreement").

       b. The Company and the Bank desire to amend certain provisions of the Agreement.

       c. The parties have executed this document (this "First Amendment") to give effect to their agreement.

       2. DEFINITIONS. Terms used in this First Amendment with their initial letters capitalized are used as defined in the Agreement, unless otherwise defined herein. Section 1 of the Agreement is amended as follows:

       a. Amended Definition. The definition of "Adjusted Earnings" is amended and restated in its entirety to read as follows:

               o "Adjusted Earnings" means an amount equal to the excess of (a) X times the Company's Adjusted EBITDA for the twelve consecutive months ending as of the end of the month immediately preceding the date as of which the Adjusted Earnings is being calculated over (b) the Company's aggregate Subordinated Debt. For purposes of this subsection, X shall be determined by reference to the following table:

                                         Period                        X
                                         ------                       ---
                        from the date of the First Amendment
                             and until June 30, 1996                  3.50
                        at July 1, 1996 and until
                             December 30, 1996                        3.25
                        at December 31, 1996, and at
                             all times thereafter                     3.00

       b. New Definition. A new definition is added to Section 1 to read as follows:

               o "First Amendment" means the written amendment to this Agreement entitled "First Amendment to Credit Agreement" and dated as of November 30, 1995.

       3. AMENDMENTS TO FINANCIAL COVENANTS. Sections 5.g(i), 5.g(iii) and 5.g(iv) are amended and restated in their entireties to read as follows:
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                  (i)   Net Worth.  For each period of 26 weeks ending as of
                        the end of the second and fourth Fiscal Quarters of each fiscal year, the Company shall maintain its shareholders' equity at a level not less than the shareholders' equity reported at the end of the immediately prior 26-week period plus seventy-five percent (75%) of the net income of the Company for the 26-week period then ended plus the aggregate total of any pre-opening costs, exclusive of any loss and exclusive of the aggregate total of pre-opening expenses during such period in excess of $250,000.00 for any one store.

                (iii) Ratio of Total Funded Debt to Total Capitalization. The Company shall maintain the ratio of its Total Funded Debt less Subordinated Debt to Total Capitalization at levels not greater than those shown in the following table during the periods indicated:

                                         Period                         Ratio
                                         ------                         -----
                                from the date of the First
                                  Amendment and until
                                  June 30, 1996                      .60 to 1.0
                                at July 1, 1996, and until
                                  December 30, 1996                  .55 to 1.0
                                at December 31, 1996, and
                                  at all times thereafter            .50 to 1.0

                 (iv) Interest Coverage. At the end of each of the first three Fiscal Quarters of fiscal year 1996, the Company shall maintain an interest coverage ratio of not less than 2.5 to 1.0. For each period of four consecutive Fiscal Quarters ending /thereafter,/ the Company shall maintain an interest coverage ratio of not less than
                        3.0 to 1.0/. For purposes of this covenant, the phrase "interest coverage ratio" means the sum of net income plus, without duplication and to the extent deducted in determining such net income, (A) interest expense and
                        (B) income tax expense, divided by interest expense.

       4. WAIVER. The Bank waives the special prepayment, as required under the provisions of Section 2.a(v) of the Agreement, for the months of October and November 1995 of that portion of the outstanding principal balance of the Revolving Loan which was in excess of the Adjusted Earnings as calculated under the terms of the Agreement prior to this First Amendment. This waiver shall not be construed as a commitment on the part of the Bank to grant any similar waiver in the future.

       5. CONDITIONS PRECEDENT. As conditions precedent to the effectiveness of this First Amendment, the Bank shall have received, each duly executed and in form and substance satisfactory to the Bank, this First Amendment and the following:





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       a.      A certified copy of resolutions of the Board of Directors of the
               Company authorizing the execution and delivery of this First Amendment and any other document required under this First Amendment.

       b. A certificate signed by the Secretary of the Company certifying the name of the officer or officers authorized to sign this First Amendment and any other document required under this First Amendment, together with a sample of the true signature of each such officer.

       c.      Such other documents as may be reasonably required by the Bank.

       6. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this First Amendment, the Company represents and warrants, as of the date of this First Amendment, that no Event of Default or Unmatured Event of Default has occurred and is continuing and that the representations and warranties contained in Section 3 of the Agreement are true and correct, except that (a) the representations contained in Section 3.d refer to the latest financial statements furnished to the Bank by the Company pursuant to the requirements of the Agreement and (b) the representations contained in Section 3.k apply to the Company and any Subsidiaries.

       7. REAFFIRMATION OF THE AGREEMENT. Except as amended by this First Amendment, all terms and conditions of the Agreement shall continue unchanged and in full force and effect and the Obligations of the Company shall continue to be secured and guaranteed as therein provided until payment and performance in full of all Obligations.

       IN WITNESS WHEREOF, the Company and the Bank, by their duly authorized officers, have executed this First Amendment to Credit Agreement as of November 30, 1995.


                                        WILD OATS MARKETS, INC.


                                        By:  /s/ MARY BETH LEWIS
                                             -----------------------------------
                                             Mary Beth Lewis, Treasurer and CFO
                                             -----------------------------------
                                             (printed name and title)


                                        BANK ONE, INDIANAPOLIS,
                                                National Association


                                        By:  /s/ ROBERT E. McELWAIN
                                             -----------------------------------
                                             Robert E. McElwain, Vice President





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